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                                                                    EXHIBIT 4.5


                                  TELLIUM, INC.

                                     FORM OF
                         DIRECTOR STOCK OPTION AGREEMENT


         This Stock Option Agreement (this "Agreement"), made as of October 18, 2000 (the "Grant Date"), between Tellium, Inc., a Delaware corporation
(the "Company"), and ________ (the "Optionee").

         WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock, par value $.001 per share (the "Common Stock"); and

         WHEREAS, the Company has determined that it would be to the advantage and in the best interest of the Company and its stockholders to grant options to purchase the Common Stock to the Optionee.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       GRANT OF OPTION.

                  The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of ________ whole shares of Common Stock subject to, and in accordance with, the terms and conditions set forth in this Agreement. The number of shares of Common Stock issuable on the exercise of the Option shall be adjusted from time to time as set forth herein. The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2.       PURCHASE PRICE.

                  The price at which the Optionee shall be entitled to purchase shares of Common Stock upon the exercise of the Option shall initially be $1.55 per share and shall be adjusted from time to time as set forth herein (the "Purchase Price").

         3.       DURATION OF OPTION.

                  The Option shall be exercisable to the extent and in the manner provided herein for a period of 10 (ten) years from the Grant Date (the "Exercise Term"); PROVIDED, HOWEVER, that the Option may become unexercisable earlier as provided in Section 4.4 hereof.

         4.       EXERCISABILITY OF OPTION.

                  4.1 VESTING SCHEDULE. The Option will become exercisable in accordance with the following schedule (the "Vesting Schedule"): (i) the Option with respect to fifty percent

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(50%) of the shares of Common Stock will vest immediately upon the Grant Date and be immediately exercisable on and after the Grant Date; and (ii) the Option with respect to the remaining fifty percent (50%) of the shares of Common Stock will vest on the earlier of (1) the date of the annual meeting of stockholders on which the Optionee's term as director of the Company expires or (2) the first anniversary of the Grant Date (the "Second Vesting Date"). Each such right of purchase shall be cumulative and shall continue, unless sooner exercised or they expire as herein provided, during the remaining period of the Exercise Term.

                  4.2      COMMENCEMENT OF EXERCISABILITY.

                           (a) Unless accelerated in the absolute discretion of
                  the Board of Directors of the Company (the "Board") or as otherwise provided herein, the Option shall become exercisable during its term in accordance with the Vesting Schedule.

                           (b) No portion of the Option which is unexercisable
                  at Termination of Service (as defined below) shall thereafter become exercisable.

                  4.3 DURATION OF EXERCISABILITY. The installments provided for in Section 4.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 4.1 shall remain exercisable until it becomes unexercisable under Section 4.4.

                  4.4 EXPIRATION OF OPTION. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

                           (a)      The expiration of the Exercise Term; or

                           (b) The expiration of three (3) business days from
                  the time of the Optionee's Termination of Service, including, but not by way of limitation, a termination by reason of his resignation or removal, unless such Termination of Service results from his death or Disability; or

                           (c) The expiration of one (1) year from the date of
                  the Optionee's Termination of Service by reason of his death or Disability. In the event of the Optionee's Termination of Service by reason of his death, the Option shall be exercisable during the one (1) year period by the legatee or legatees under his will, or by his personal representatives or distributees and such person or persons shall be substituted for the Optionee each time the Optionee is referred to herein.


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                  For purposes of this Agreement, "Termination of Service"
shall mean the time when the Optionee ceases to serve as a director of the Company for any reason, including, but not by way of limitation, a termination by his resignation, removal, death or Disability, but shall exclude the date of the annual meeting of stockholders on which the Optionee's term as director of the Company expires. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service.

                  For purposes of this Agreement, "Disability" shall mean, with respect to the Optionee, the suffering of any mental or physical illness, disability or incapacity that shall in all material respects preclude the Optionee from performing his duties as a director of the Company; PROVIDED, HOWEVER, that such illness, disability or incapacity shall be reasonably determined by the Board to be of a permanent nature based on the foregoing standards.

         5.       MANNER OF EXERCISE AND PAYMENT.

                  5.1 The Option or any exercisable portion thereof may be exercised solely by delivery to the Secretary of the Company or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 4.4:

                           (a) A written notice complying with the applicable
                  rules established by the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion; and

                           (b) (i) Full cash payment to the Secretary of the Company for the shares with respect to which such Option or portion thereof is exercised; or

                                    (ii) With the consent of the Board, (A)
                           shares of Common Stock owned by the Optionee and, unless the Committee provides otherwise in its sole discretion, held by the Optionee for at least six (6) months, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (B) shares of Common Stock issuable to the Optionee upon exercise of the Option or portion thereof, with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

                                    (iii) With the consent of the Board, a full
                           recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Board. The Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or


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                                    (iv) With the consent of the Board, property
                           of any kind which constitutes good and valuable consideration; or

                                    (v) With the consent of the Board, a notice
                           that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option or portion thereof, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or

                                    (vi) With the consent of the Board, any
                           combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii), (iv) and
                           (v); and

                           (c) A bona fide written representation and agreement,
                  in a form satisfactory to the Board, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Securities Act") and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Board may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Board may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on the exercise of the Option or portion thereof does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

                           (d) Full payment to the Company of all amounts which,
                  under federal, state or local tax law, it is required to withhold upon exercise of the Option or portion thereof in cash, or with the consent of the Board, (i) shares of Common


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                  Stock owned by the Optionee and, unless the Committee provides otherwise in its sole discretion, held by the Optionee for at least six (6) months, duly endorsed for transfer, with a Fair Market Value equal to the minimum amount required to be withheld, or (ii) shares of Common Stock issuable to the Optionee upon exercise of the Option or portion thereof with a Fair Market Value equal to the minimum amount required to be withheld, may be used to make all or part of such payment; and

                           (e) In the event the Option or portion thereof shall
                  be exercised by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

                  5.2 Subject to Section 5.1(d), upon receipt of notice of exercise and full payment for the shares in respect of which the Option is being exercised, the Company shall take such action as may be necessary to effect the transfer to the Optionee of the number of shares of Common Stock as to which such exercise was effective.

                  5.3 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised,
(ii) the Company shall have issued and delivered the shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such shares.

                  5.4 For purposes of this Agreement, the term "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on National Association of Securities Dealers Automated Quotation System (NASDAQ) or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the fair market value of a share of Common Stock as established by the Board acting in good faith.

         6.       EFFECT OF CHANGE IN CONTROL.

                  Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control (as described below), all unvested shares subject to the Option shall immediately vest and become fully exercisable during the Exercise Term; PROVIDED, HOWEVER, that


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this acceleration of exercisability shall not take place if:

                           (a) This Option becomes unexercisable under
                  Section 4.4 prior to said effective date; or

                           (b) In connection with such an event, provision is
                  made for an assumption of this Option or a substitution therefor of a new option by a successor corporation, or a parent or subsidiary of such a corporation, in either case, with appropriate adjustments as to the number of shares of stock covered by this Option, the purchase price of such shares of stock and/or the kind of stock or securities that may be acquired upon exercise of this Option.

                  For purposes of this Agreement, the term "Change in Control" shall mean the occurrence of any of the following:

                           (a) An acquisition (other than directly from the
                  Company) of any voting securities of the Company entitled to vote generally in the election of the Board ("Voting Securities") by any Person, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the then outstanding shares of Common Stock and any other securities into which such shares are changed or for which such shares are exchanged (the "Shares") or the combined voting power of the Company's then outstanding Voting Securities, PROVIDED, HOWEVER, in determining whether a Change in Control has occurred pursuant to this Section 6, Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or
                  (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                           (b) The individuals who, as of the date hereof, are
                  members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board, or following a Merger (as hereinafter defined) which results in a Parent Corporation, the board of directors of the ultimate Parent Corporation (as hereinafter defined); PROVIDED, HOWEVER, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this
                  Section 6, be considered as a member of the Incumbent Board; PROVIDED FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934,


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                  as amended (the "Exchange Act")) or other actual or
                  threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (c)      The consummation of:

                                    (i) A merger, consolidation or
                           reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

                                            (A) the stockholders of the Company,
                                    immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

                                            (B) the individuals who were members
                                    of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of
                                    (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

                                            (C) no Person other than (1) the
                                    Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, together with its Affiliates, immediately prior to such Merger, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, owns, together with its Affiliates, Beneficial Ownership of (i) fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation.

                                    (ii)    A complete liquidation or
                           dissolution of the


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                           Company; or

                                    (iii) The sale or other disposition of all
                           or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of the assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and
(1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Shares or Voting Securities in contemplation of such share acquisition by the Company or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Shares or Voting Securities which in either case increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  For purposes of this Section 6, "Person" shall mean `person' as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

                  For purpose of this Section 6, "Beneficial Ownership" shall mean ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

         7.       RESTRICTIONS ON TRANSFER OF SHARES; RIGHT OF FIRST REFUSAL.

                  (a) Except for Transfers otherwise permitted by Section 7(c) below, the Optionee agrees that he will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a "Transfer") any shares of Common Stock purchased upon exercise of the Option or any portion thereof (the "Exercise Shares") at any time without complying with the right of first refusal set forth in Section 7(b) below.

                  (b) If at any time the Optionee receives a bona fide offer ("Offer") to purchase any or all of his Exercise Shares from a third party (the "Offeror") which the Optionee wishes to accept, the Optionee shall cause the Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Offer. The Optionee's notice shall contain an irrevocable offer to sell such Exercise Shares to the Company (in the manner


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         set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within thirty (30) days after the date of the receipt by the Company of the Optionee's notice, the Company shall have the right and option to purchase all, but not less than all, of the Exercise Shares covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then, at the sole option of the Company, at the all-equivalent cash price, determined in good faith by the Board, by delivering a check or checks in the appropriate amount to the Optionee against delivery of certificates or instruments representing the Exercise Shares so purchased, appropriately endorsed by the Optionee; provided that the price to be paid as described above shall be paid first by reducing the amount of any indebtedness due from the Optionee to the Company. The Company may also elect (but shall have no obligation) to cause its designee to purchase Exercise Shares covered by the Offer. If, at the end of such 30-day period, the Company has not tendered the purchase price for such Exercise Shares in the manner set forth above, the Optionee may during the succeeding 30-day period sell not less than all of the Exercise Shares covered by the Offer to the Offeror on terms no less favorable to the Optionee than those contained in the Offer. No sale may be made to any Offeror unless the Offeror agrees in writing with the Company to be bound by the provisions of this Section 7. Promptly after such sale, the Optionee shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 30 days following the expiration of the 30-day period during which the Company may purchase the Exercise Shares, the Optionee has not completed the sale of such Exercise Shares as aforesaid, all the restrictions on Transfer contained in this Agreement in effect at that time shall again be in effect with respect to such Exercise Shares.

                  (c) The provisions of Sections 7(a) and 7(b) shall not apply to the following Transfers of Exercise Shares:

                              (i) a Transfer made by the Optionee to the
                           Company; and

                             (ii) a Transfer made to any of the following
                           "Permitted Transferees":

                                    (1) upon the death of the Optionee to his
                           executors, administrators, testamentary trustees, legatees or beneficiaries (the "Optionee's Estate") or a Transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Exercise Shares in accordance with the terms of this Agreement;

                                    (2) a Transfer made to a trust or
                           custodianship the beneficiaries of which include only the Optionee, his spouse and his lineal descendants,


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                           including adopted children (an "Optionee's Trust");
                           or

                                    (3) a Transfer to the Optionee's spouse and
                           his lineal descendants, including adopted children.

                  (d) No Transfer of Exercise Shares, whether or not permitted by Sections 7(a), 7(b) or 7(c) hereof, shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect, unless:

                           (i) Such Transfer of the Exercise Shares is made
                  pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption therefrom with respect to which the Company may, upon request, require a satisfactory opinion of counsel for the Optionee (which counsel shall be acceptable to the Company) to the effect that such Transfer is exempt from the provisions of Section 5 of the Securities Act; and

                           (ii) The transferee of the Exercise Shares agrees to
                  be bound by, and executes a counterpart to, an agreement with the Company with terms substantially similar to the terms set forth in this Section 7.

                  (e) Immediately prior to any Transfer of Exercise Shares to an Optionee's Trust, the Optionee shall provide the Company with a copy of the instruments creating the Optionee's Trust with the identity of the beneficiaries of the Optionee's Trust. The Optionee shall notify the Company prior to any change in the identity of any beneficiary of the Optionee's Trust.

                  (f) No Transfer of Exercise Shares in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

                  (g) This Section 7 shall terminate upon a Qualified Offering by the Company.

                  For purposes of this Agreement, "Qualified Offering" shall mean a firm commitment underwritten initial public offering and sale of shares of the Company's Common Stock under the Securities Act.

         8. NONTRANSFERABILITY.

                  Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Option has been exercised or the shares underlying the Option have been issued and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such


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disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Following transfer, for purposes of the Option, a transferee of an Option shall be deemed to be the Optionee, provided that the Option shall be exercisable by the transferee only to the extent and for such periods that the Option would have been exercisable if held by the original Optionee.

         9. ADJUSTMENTS.

                  9.1 ADJUSTMENT OF PURCHASE PRICE. The Purchase Price and the number of shares of Common Stock issuable on exercise of the Option shall be adjusted as set forth in this Section 9 with the intent that the economic and other rights of the Optionee shall not be impaired.

                  9.2 ADJUSTMENT FOR COMBINATION OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of shares of Common Stock issuable on exercise of the Option shall be proportionately decreased.

                  9.3 ADJUSTMENT FOR STOCK DIVIDEND OR SUBDIVISION. In the event the Company at any time or from time to time after the Grant Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock by reclassification or otherwise than by payment of a dividend in Common Stock, then and in any such event, the Purchase Price in effect immediately prior to such subdivision or stock dividend shall forthwith be proportionately decreased and the number of shares of Common Stock issuable on exercise of the Option shall be proportionately increased.

         10. NO RIGHT TO CONTINUED MEMBERSHIP ON THE BOARD OF DIRECTORS.

                  Nothing in this Agreement shall be interpreted or construed to confer any right with respect to continuance of membership on the Board, nor shall this Agreement interfere in any way with the right of the Company's stockholders or the Board to remove the Optionee from the Board at any time.

         11. RESERVATION OF SHARES.

                  The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

         12. SHARE LEGEND.

                  Each certificate representing shares of Common Stock issued upon the exercise of


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the Option or portion thereof shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A STOCK OPTION AGREEMENT. COPIES OF THE STOCK OPTION AGREEMENT ARE ON FILE WITH THE COMPANY.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT."

         13. MODIFICATION OF AGREEMENT.

                  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         14. SEVERABILITY.

                  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         15. GOVERNING LAW.

                  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

         16. SUCCESSORS IN INTEREST.

                  This Agreement shall inure to the benefit of and be binding upon any successor to the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.


                                        12

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         17. TITLES.

                  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

         18. NOTICES.

                  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 18, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 18. Any notice shall be deemed duly given when delivered in person or when deposited in the U.S. mail, registered or certified, postage prepaid and mailed to the respective addresses set forth herein, unless a party changes its address for receiving notices by giving notice in accordance with this Section 18, in which case, to the address specified in such notice.

         19. ADMINISTRATION.

                  The Board shall have the power to interpret this Agreement. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Option.

                  IN WITNESS WHEREOF, the Agreement has been executed by the parties hereto effective as of the date first written above.


                                 TELLIUM, INC.



                                 By:
                                     -----------------------------------------



                                 ---------------------------------------------
                                 Name of the Optionee:
                                 Address of the Optionee:
                                                         ---------------------

                                 ---------------------------------------------

                                 ---------------------------------------------